Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Tarena International, Inc., including Class A Ordinary Shares and Class B Ordinary Shares, and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 9, 2023.

Shaoyun Han

/s/ Shaoyun Han
Shaoyun Han

Lijuan Han

/s/ Lijuan Han
Lijuan Han

Ying Sun

/s/ Ying Sun
Ying Sun

Connion Capital Limited

By:	/s/ Shaoyun Han
	Name:	Shaoyun Han
	Title:	Director